                                                                 EXHIBIT 10.10


                       SOVEREIGN SPECIALTY CHEMICALS, INC.
                                STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

                  NONQUALIFIED STOCK OPTION AGREEMENT dated as of December 29, 1999 between Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "Company") and [ ] the "Optionee").

                  The Company's Compensation Committee or the Company's Board of Directors acting as the Committee (in either case, the "Committee") has determined that the Optionee is one of the key employees of the Company, and that the objectives of the Company's Stock Option Plan (the "Plan") will be furthered by awarding to the Optionee Options under the Plan. Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.

                  In consideration of the foregoing and of the mutual undertakings set forth in this Nonqualified Stock Option Agreement, the Company and the Optionee agree as follows:

                  SECTION 1.     Grant of Option.

                  1.1 The Company hereby grants to the Optionee an option (the "Option") to purchase [ ] shares of Common Stock ("Common Stock") of the Company, at a purchase price of $129.50 per share.

                  1.2 The Option granted hereby is intended to be a "nonqualified" stock option subject to the provisions of section 83 of the Code and is not intended to qualify as an "incentive stock option" subject to the provisions of section 422 of the Code.

                  SECTION 2.     Exercisability.


                  2.1 Subject to Sections 2.2, 2.3 and 4 hereof, the Option shall be exercisable for the cumulative number of shares and at the times provided in the following schedule:

                                                                     Cumulative
                       Applicable Date                            Number of Shares
                       ---------------                            ----------------
         On the first anniversary of the date hereof                    20%
         On the second anniversary of the date hereof                   40%
         On the third anniversary of the date hereof                    60%
         On the fourth anniversary of the date hereof                   80%
         On the fifth anniversary of the date hereof                   100%

For purposes of this agreement, each of the first through fifth anniversaries of the date hereof shall be referred to as a "Vesting Date."

                  2.2 Death, Disability or Good Grounds. In the event that the Optionee's employment is terminated by the Company other than by reason of a Termination With Cause, by the Optionee for "Resignation for Good Grounds" (as defined in the employment agreement between the Optionee and the Company, dated [ ]), or as a result of the Optionee's death or Disability, the Option shall become exercisable with respect to an additional 5% of the number of shares covered thereby for each complete three (3) month period that has elapsed from the preceding Vesting Date through the date of the Optionee's termination of employment. Notwithstanding the foregoing, in the event the Optionee's employment is terminated by reason of the Optionee's death or Disability following the third anniversary of the date hereof, the Option shall become exercisable in full.

                  2.3 Subject to Section 4, the Option will terminate as to any and all shares of Common Stock for which the Option has not yet been exercised on December 28, 2009.

                  SECTION 3.     Method of Exercise.

                  3.1 The Option or any part thereof may be exercised only by giving written notice to the Company in the form of Exhibit A hereto, which notice shall state the election to exercise the Option and the number of whole shares of Common Stock with respect to which the Option is being exercised. Such notice must be accompanied by payment of the full purchase price for the number of shares purchased.

                  3.2 Payment of the purchase price shall be made by certified or official bank check payable to the Company. As soon as it is practicable after it receives payment of the purchase price, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock acquired pursuant to the Option.

                  SECTION 4.     Termination of Employment.

                  4.1 Death or Disability. In the event that the Optionee's employment is terminated as a result of the Optionee's death or Disability, the Option, to the extent exercisable on the date of termination (after giving effect to Section 2.2 hereof) shall remain exercisable by the Optionee or by the Optionee's legatee or legatees under his will, or by his personal representatives or distributees, as applicable for a period of 180 days following a termination of employment.

                  4.2 Termination for Cause. In the event of a Termination With Cause of the Optionee by the Company at any time, the Option shall immediately expire and cease to be exercisable and all rights granted to the Optionee under this Agreement shall immediately expire.

                  4.3 Other Termination of Employment. If the employment of the Optionee is terminated under any circumstance other than those set forth in Sections 4.1 or 4.2 hereof, the Optionee may, at any time within forty five (45) days after his or her termination of employment, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was exercisable on the date of termination.

                  4.4 Repurchase and Cancellation. Any Common Stock issued pursuant to exercise of this Option is subject to the right of the Company to purchase set forth in Section 4.5 of the Shareholder Agreement between the Optionee and the Company, dated December 29, 1999 (the "Shareholder Agreement"), and any unexercised Options are subject to cancellation as set forth in Section
4.5 of the Shareholder Agreement.

                  SECTION 5.     Nonassignability.

                  No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. All rights granted to the Optionee under the Plan or this Agreement shall be exercisable only by the Optionee or his estate, heirs or personal representatives.

                  SECTION 6.     Right of Discharge Reserved.

                  Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or affect any right which the Company may have to terminate the employment or services of the Optionee.

                  SECTION 7.     No Rights as a Stockholder.

                  Neither the Optionee nor any person succeeding to the Optionee's rights hereunder shall have any right as a stockholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate to him or her for such shares. Except for adjustments made pursuant to Section 3.4 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

                  SECTION 8.     Plan Provisions to Prevail.

                  This Agreement shall be subject to all of the terms and provisions of the Plan and the Shareholder Agreement, which are incorporated hereby and made a part hereof. In the event there is any inconsistency between the provisions of this Agreement and the Plan or the Shareholder Agreement, the provisions of the Plan or the Shareholder Agreement, as applicable, shall govern.

                  SECTION 9.     Optionee's Acknowledgments.

                  By entering into this Agreement the Optionee agrees and acknowledges that (a) he has received and read a copy of the Plan and accepts this Option subject to the terms and provisions of the Plan, and (b) that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder. As a condition to the issuance of shares of Common Stock under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him any taxes required to be withheld by the Company under federal, state, or local law as a result of his exercise of this Option.

                  SECTION 10.    Section Headings.

                  The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

                  SECTION 11.    Notices.

                  Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of the Company, Christine J. Smith, c/o AEA Investors Inc., 65 East 55th Street, New York, New York 10022 or at such other address as the Company may hereinafter designate to the Optionee by notice as provided herein. Any notice to be given to Optionee shall be given at the address set forth on the first page hereof, or at such other address as Optionee may hereinafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive them.

                  SECTION 12.     Successors and Assigns.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 5, the estate, heirs or personal representatives of the Optionee.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         SOVEREIGN SPECIALTY
                                         CHEMICALS, INC.


                                         By:





                                         OPTIONEE

Schedule 1

The following individuals entered into agreements substantially identical to the agreement filed with this report. The following chart sets forth the material details in which such agreements differ from the document filed.

NAME                             NUMBER OF OPTIONS              EXERCISE PRICE
----                             -----------------              --------------
John R. Mellett                             15,000                     $129.50
Martyn Howell-Jones                          2,500                     $129.50
Richard W. Johnston                          4,000                     $129.50
Paul Gavlinski                               4,000                     $129.50
Karen K. Seeberg                             2,500                     $129.50
Frederick A. Quinn                           9,500                     $129.50
Gerard A. Loftus                             9,500                     $129.50
Peter Longo                                  9,200                     $129.50
Mark Longo                                   9,200                     $129.50
Louis Pace                                   9,000                     $129.50
Richard Bashford                             5,000                     $129.50